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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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       Date of Report (Date of earliest event reported): February 14, 2003

                                 HYBRIDON, INC.
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             (Exact name of Registrant as Specified in its Charter)


         Delaware                  0-027352                 04-3072298
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      (State or Other      (Commission File Number)       (IRS Employer
       Jurisdiction                                     Identification No.)
     of Incorporation)



      345 Vassar Street, Cambridge, Massachusetts              02139
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      (Address of Principal Executive Offices)                Zip Code)


Registrant's telephone number, including area code: (617) 679-5500



                                 Not Applicable
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          (Former Name or Former Address if Changed Since Last Report)
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ITEM 5:     OTHER EVENTS.

      On February 14, 2003, Hybridon, Inc. ("Hybridon" or the "Company") completed the repurchase of all the common stock of the Company owned by Mr. Yahia Bin Ladin and Mr. Abdelah Bin Mahfouz and their respective affiliates (collectively the "Selling Stockholders"). The Selling Stockholders have been stockholders of Hybridon for more than seven years.

      Hybridon purchased a total of 4,643,034 shares from the Selling Stockholders at a price of $1.15 per share for an aggregate purchase price of $5,339,489. While the purchase price per share represents a premium to the $0.75 per share closing price of the Company's common stock on February 13, 2003, it approximates the average closing price for the Company's shares in calendar 2002.

      Separately, Hybridon announced its withdrawal of an application for listing of its common stock on the American Stock Exchange (the "Amex"). The Company withdrew the application due to its noncompliance with the $50 million total market capitalization requirement for Amex listing. In connection with Hybridon's listing application, the Amex had noted such noncompliance with the market capitalization listing criteria and had also raised concerns with respect to the Company's compliance with the Amex's qualitative listing criteria. These concerns included the stock ownership in the Company of certain non-U.S. stockholders, in particular, the Selling Stockholders.

      Over the past year, the Company has undertaken extensive due diligence regarding the Selling Stockholders, including receiving personal references for certain of the Selling Stockholders from the United States Department of State. No information came to the


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Company's attention as a result of such diligence indicating that the Selling
Stockholders were not appropriate stockholders. Nevertheless, the Company and the Selling Stockholders agreed that it was in their mutual best interest for the Company to repurchase the Selling Stockholders' shares.

      The Company believes that the stock repurchase, together with the changes announced in December 2002 to its board of directors (including the addition of Dr. Tony Marcel, M.D., Ph. D., President of TMC Development, a pharmaceutical consultancy, and former CEO of Amgen, France, and Mr. William Reardon, a retired partner of PricewaterhouseCoopers LLP ("PwC") and former leader of PwC's Life Science Industry Practice for New England and the Eastern United States) will address a significant portion of the qualitative concerns expressed by the Amex in connection with the Company's withdrawn listing application. However, the stock repurchase will have the effect of reducing the Company's market capitalization which contributed to the decision to withdraw the listing application. Hybridon's current plan is to reapply for listing on the Amex or another exchange at such time as the Company meets the applicable listing standards. There can be no assurance that any such application will be accepted or as to when or if Hybridon will meet applicable listing standards.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  February 14, 2003            HYBRIDON, INC.

                                    /s/ Robert G. Andersen

                                    Robert G. Andersen
                                    Chief Financial Officer and Vice President of Operations


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